CONTACT:  Michael D. Witzeman

                 (513) 762-6714

Chemed Corporation Announces the Appointment of Michael D. Witzeman as CFO

CINCINNATI, December 18, 2023--Chemed Corporation (NYSE: CHE) – Today Chemed Corporation’s Board of Directors has appointed Michael D. Witzeman as Chief Financial Officer, effective January 1, 2024, following the retirement of David P. Williams from that role.

Mr. Witzeman is currently Chemed’s Vice President and Controller and serves as Chemed’s principal accounting officer. He joined Chemed in 2005 following employment as Senior Manager of Assurance at Deloitte & Touche LLP. He is a licensed CPA and a BBA in Accounting from the University of Cincinnati and an MBA from The Ohio State University.

Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries:  VITAS Healthcare and Roto-Rooter.  VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance.  Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk and that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

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